UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 14, 2006

Infe - Human Resources, Inc.

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(Exact name of registrant as specified in its chapter)

NEVADA

000-27347

     58-2534003

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(State or other jurisdiction of incorporation)

(Commission File Number)

 (IRS Employer Identification No.)

67 Wall Street, 22nd Floor, New York, NY  10005-3198

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(Address of principal executive offices)                                                      (Zip Code)

Registrant's telephone number, including area code: (212) 859-3466

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 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

Convertible Note and Stock Purchase Warrant Financing

On February 14, 2006, Infe-Human Resources, Inc. (the “Company”) consummated the sale of convertible promissory notes (the "Convertible Notes") in the aggregate principal amount of $750,000 together with Stock Purchase Warrants (the “Warrants”) to acquire 300,000 shares of the Company’s common stock.  The Convertible Notes and the Warrants may be collectively referred to herein as the “Securities”.  The sale of these Convertible Notes and Warrants was agreed to in the Securities Purchase Agreements entered into on November 30, 2005 as reported by the Company in Form 8-K on December 5, 2005.  The Convertible Notes and Warrants were included in the aggregate sale as previously reported and not in addition thereto.

The Convertible Notes are convertible at anytime prior to payment into shares of the Company's common stock at a rate based on the trading price of the Company’s common stock.  The Warrants are exercisable into shares of common stock at price of $1.50 per share.  The conversion and exercise price of the Securities are subject to adjustment upon the occurrence of certain events, including with respect to stock splits or combinations

The Securities were not registered under applicable securities laws and were sold in reliance on an exemption from such registration. Each of the investors is an "accredited investor" and the Company believes that the issuance and sale of the Convertible Notes qualified for an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

The Company filed a registration statement to register the common stock underlying the Convertible Notes and Warrants on February 3, 2006.

Item 9.01 Financial Statements and Exhibits

(a)(b)(c)(d) None

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  February 15, 2006

INFE-Human Resources, Inc.

By: /s/Arthur Viola

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Name:    Arthur Viola

Title:   Chief Executive Officer,

Principal Financial Officer